UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2008

SINOBIOPHARMA, INC.
(Exact name of issuer of securities held pursuant to the plan)

Commission File Number 333-144910

Nevada	26-3002371
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2820 W. Charleston Blvd., Suite 22
Las Vegas, NV 89102
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: 1-877-568-0188

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On August 19, 2008, Sinobiopharma, Inc. (the “Company”), Dongying Pharmaceutical Co, Limited (“Dongying BVI”), a company organized under the laws of the Territory of the British Virgin Islands, and all the shareholders of Dongying BVI entered into a share exchange agreement (the “Share Exchange Agreement”) whereby the Company agreed to acquire 100% of the issued and outstanding shares in the capital of Dongying BVI through the issuance of 40,000,000 shares of common stock of the Company in aggregate to the shareholders of Dongying BVI on a pro rata basis in accordance with each Dongying BVI shareholders’ percentage of ownership in Dongying BVI.

Dongying BVI is the sole shareholder of Big Global Limited, a company organized under the laws of Hong Kong, and Big Global Limited is the sole shareholder/registered owner of 100% of the capital of DongYing (Jiangsu) Pharmaceuticals Co., Ltd., a company organized under the laws of China, which is in the business of the research, production and development of biopharmaceutical products.

The Company’s Board of Directors approved the entering into of the Share Exchange Agreement on August 19, 2008.

The foregoing description of the Share Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the Share Exchange Agreement, which is attached hereto as Exhibit 10.1.

In addition, on August 19, 2008, Mr. Jianguo Wang, the Company’s current President, CEO, CFO, Secretary, Treasurer and director entered into a letter agreement (the “Letter Agreement”) with Dongying BVI, whereby Mr. Wang has agreed to cancel 59,000,500 shares of the 62,500,500 shares of common stock of the Company registered in his name within ten (10) days of the closing of the Share Exchange Agreement. Mr. Wang is agreeing to cancel such shares of common stock of the Company in order to: (i) encourage the shareholders of Dongying BVI to enter into the Share Exchange Agreement; (ii) allow Dr. Le-qun Lee Huang to be the largest shareholder in the Company; and (iii) encourage equity investment into the Company.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement, which is attached hereto as Exhibit 10.2.

Furthermore, on August 20, 2008, the Company entered into a share purchase agreement (the “Share Purchase Agreement”) with Ms. Tiffany Walsh, the Company’s former President, CEO, CFO, Secretary, Treasurer and director. Pursuant to the Share Purchase Agreement, the Company agrees to sell and Ms. Walsh agrees to acquire all of the issued and outstanding capital of Buzz Media, Ltd. (“Buzz Nova Scotia”), a wholly-owned subsidiary of the Company incorporated in the Province of Nova Scotia, Canada, in exchange for the payment of $10.00. The Share Purchase Agreement is to close concurrently with the Share Exchange Agreement mentioned above.

The foregoing description of the Share Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Share Purchase Agreement, which is attached hereto as Exhibit 10.3.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Share Exchange Agreement, dated as of August 19, 2008, among the Company, Dongying BVI and all the shareholders of Dongying BVI.

10.2	Letter Agreement among Mr. Jianguo Wang and Dongying BVI, dated effective August 19, 2008.

10.3	Share Purchase Agreement, dated as of August 20, 2008, among the Company and Ms. Tiffany Walsh.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 21, 2008
SINOBIOPHARMA, INC.

By:	/s/ Jianguo Wang
Name:	Jianguo Wang
Title:	President and Director